Exhibit 3.1

CERTIFICATE OF AMENDMENT NO. 1
TO
RESTATED CERTIFICATE OF INCORPORATION

ALLTEL Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“ALLTEL”):

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of ALLTEL on April 23, 1998, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of ALLTEL, declaring said amendment to be advisable and calling a meeting of the stockholders of ALLTEL for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Section 1 of Article IV of the Restated Certificate of Incorporation of ALLTEL be amended to read as follows:

“Section 1. Number of Shares of Stock. The number of shares of stock that the Corporation is authorized to have outstanding is one billion one hundred million (1,100,000,000), which shall be divided into three classes as follows: fifty million (50,000,000) shares of Cumulative Preferred Stock, par value $25.00 per share, fifty million (50,000,000) shares of No Par Cumulative Preferred Stock, having no par value, and one billion (1,000,000,000) shares of Common Stock, par value $1.00 per share.”

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of ALLTEL was duly called and held on June 23, 1998, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by law were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ALLTEL has caused this certificate to be signed by Francis X. Frantz, its authorized officer, this 23rd day of June, 1998.

BY:	/s/ Francis X. Frantz
Francis X. Frantz
Senior Vice President – External Affairs, General Counsel and Secretary

CERTIFICATE OF DESIGNATION
OF
ADDITIONAL SHARES
OF
CUMULATIVE VOTING PREFERRED STOCK,
SERIES K
OF
ALLTEL CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the
State of Delaware

     The undersigned, Francis X. Frantz, Senior Vice President – External Affairs, General Counsel and Secretary of ALLTEL CORPORATION, a Delaware corporation (“ALLTEL”), hereby certifies that the following resolution was duly adopted by the Board of Directors at a meeting duly called and held on April 23, 1998, at which a quorum was present and acting throughout:

          RESOLVED FURTHER, that, pursuant to authority conferred upon the Board of Directors by Article IV of the Restated Certificate of Incorporation of ALLTEL, the Board of Directors hereby designates 500,000 of ALLTEL’s undesignated Cumulative Preferred Stock, par value $25 per share (hereinafter, the “Par Preferred Stock”), as additional “Cumulative Voting Preferred Stock, Series K” with the identical powers, preferences, rights, qualifications, limitations, and restrictions granted to or imposed upon the Cumulative Voting Preferred Stock, Series K, designated in Section 2(b)(H) of Article IV of ALLTEL’s Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, ALLTEL has caused this certificate to be signed by Francis X. Frantz, its authorized officer, this 23 day of June, 1998.

By:	/s/ Francis X. Frantz
Francis X. Frantz
Senior Vice President – External Affairs, General Counsel and Secretary

AMENDED
CERTIFICATE OF
AMENDED DESIGNATION,
PREFERENCES AND RIGHTS OF THE
CUMULATIVE VOTING PREFERRED STOCK, SERIES K

OF

ALLTEL CORPORATION

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

          ALLTEL Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 103 and 151 thereof, HEREBY CERTIFIES:

          FIRST: On May 14, 1990, the Corporation filed with the Secretary of State of the State of Delaware, a Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), Article IV, Section 2(b)(H) of which set forth the designation, preferences and rights of a series of Par Preferred Stock (as such term is defined in the Restated Certificate) entitled “Cumulative Voting Preferred Stock, Series K” (the “Series K Par Preferred Stock”).

          SECOND: As of the date hereof, no shares of the Series K Par Preferred Stock are issued and outstanding.

          THIRD: The Board of Directors of the Corporation at a duly convened meeting held on January 30, 1997, duly adopted the following resolutions authorizing the amendment to the designation, preferences and rights of the Series K Par Preferred Stock set forth in the Restated Certificate pursuant to Section 151 of the DGCL, which resolutions have not been modified or rescinded and are in full force and effect on the date hereof:

               FURTHER RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors hereby amends the terms of the Preferred Stock as set forth in the Certificate of Amended Designation. Preferences and Rights of the Cumulative Voting Preferred Stock, Series K, presented to this meeting and a copy of which shall be annexed to the minutes of this meeting, which Certificate of Amended Designation, Preferences and Rights is hereby approved and adopted; and it is

               FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and directed to execute and file the Certificate of Amended Designation, Preferences and Rights with the Secretary of State of the State of Delaware; and it is

          FOURTH: The amendment to the designation, preferences and rights of the Series K Par Preferred Stock set forth below, among other things, conforms certain provisions of the Restated Certificate to the terms of the Rights Agreement, dated as of January 30, 1997, between the Corporation and First Union National Bank of North Carolina (the “Rights Agreement”), pursuant to which the Corporation declared a dividend of one right (a “Right”) for each share of common stock, par value $1.00 per share, of the Corporation issued and outstanding on the expiration date of the Corporation’s existing Rights Agreement (the “Expiration Date”), each right representing the right to purchase one one-thousandth of a share of Series K Par Preferred Stock upon the terms and conditions set forth in the Rights Agreement.

          FIFTH: Pursuant to the resolutions adopted by the Board of Directors of the Corporation authorizing the amendment to the designation, preferences and rights of the Series K Par Preferred Stock and in accordance with Section 151 of the DGCL, the following provisions of the Restated Certificate are hereby amended to read in their entirety as follows:

          (a) Article IV, Section 2(b)(H)(2):

               “(2)Dividends. The holders of shares of Series K Par Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series K Par Preferred Stock to receive, commencing on the first quarterly dividend payment date (as set forth in Section 2(a)(B) of this ARTICLE IV) after the first issuance of a share or fraction of a share of Series K Par Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $275 or (b) subject to the provisions for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series K Par Preferred Stock. In the event the Corporation shall at any time after the Expiration Date (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series K Par Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof.”

          (b) Article IV, Section 2(b)(H)(3)(a):

               “(a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series K Par Preferred Stock unless, prior thereto, the holders of shares of Series K Par Preferred Stock shall have received an amount equal to 1,000 times the par value per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series K Liquidation Preference”). Following the payment of the full amount of the Series K Liquidation Preference, no additional distributions shall be made to the holders of shares of Series K Par Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series K Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series K Liquidation Preference and the Common Adjustment in respect of all outstanding share of Series K Par

Preferred Stock and Common Stock, respectively, holders of Series K Par Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series K Par Preferred Stock and Common Stock, on a per share basis, respectively.”

          (c) Article IV, Section 2(b)(H)(4):

               “(4) Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series K Par Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for the adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series K Par Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.”

     IN WITNESS WHEREOF, ALLTEL Corporation has caused this Certificate to be executed by its duly authorized officers, this 30th day of January 1997.

ALLTEL CORPORATION
By:	/s/ Scott T. Ford
	Name:	Scott T. Ford
	Title:	Executive Vice President

Attest:
/s/ Francis X. Frantz
Name: Francis X. Frantz
Title: Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
ALLTEL DELAWARE, INC.

     ALLTEL Delaware, Inc., a corporation organized and existing under the laws of the State of Delaware, whose Certificate of Incorporation was filed with the Secretary of State on February 16, 1990, hereby files this Restated Certificate of Incorporation which, pursuant to resolution of the Board of Directors of the Corporation declaring it to be advisable, was duly adopted by unanimous consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation. The text of the Amended and Restated Certificate of Incorporation of ALLTEL Delaware, Inc. appears on the following pages.

     IN WITNESS WHEREOF, ALLTEL Delaware, Inc. has caused this Certificate to be signed by F. X. Frantz, its Senior Vice President, and attested by Dennis J. Ferra, its Assistant Secretary, this 14th day of May, 1990.

By:	/s/ F. X. Frantz
F. X. Frantz, Senior
Vice President

ATTEST:
By:	/s/ Dennis J. Ferra
Dennis J. Ferra,
Assistant Secretary

RESTATED
CERTIFICATE OF INCORPORATION
OF
ALLTEL DELAWARE, INC.

ARTICLE I
NAME

     The name of the Corporation is ALLTEL Corporation.

ARTICLE II
REGISTERED OFFICE

     The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

ARTICLE III
PURPOSES

     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
AUTHORIZED STOCK

     Section 1. Number of Shares of Stock. The number of shares of stock that the Corporation is authorized to have outstanding is six hundred million (600,000,000), which shall be divided into three classes as follows: fifty million (50,000,000) shares of Cumulative Preferred Stock, par value $25.00 per share, fifty million (50,000,000) shares of No Par Cumulative Preferred Stock and five hundred million (500,000,000) shares of Common Stock, par value $1.00 per share.

     Section 2. Preferred Stock.

     (a) Express Terms of All Series of Par Preferred Stock. The express terms and provisions of all series of Cumulative Preferred Stock, par value $25.00 per share (hereinafter referred to as the “Par Preferred Stock”), shall include the following:

          (A) Series. The Par Preferred Stock may be issued in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations hereinafter set forth, to adopt resolutions that divide the unissued shares into series, designate and authorize the number of shares of each series and fix the dividend rate, the dates from which dividends are cumulative, redemption rights and price, sinking fund requirements, conversion rights, voting rights and restrictions on the issuance of shares of any class or series; provided, however, that in all other respects the terms and provisions of each series shall be the same as those of every other series.

          (B) Dividends. The holders of the shares of each series of the Par Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at the annual rate fixed for the particular series and no more, payable quarterly on the fifteenth days of March, June, September and December of each year. No dividends shall be declared on any shares of the Par Preferred Stock unless there shall be declared on all shares of all series of Par Preferred Stock dividends in like proportion to the respective annual dividend rates fixed therefor. The dividends on shares of each series shall be cumulative from the date fixed by the Board of Directors. Unless full dividends on all shares of each series of Par Preferred Stock shall have been paid, or declared and set aside for payment, for all past quarter-yearly dividend periods, without interest thereon, no dividends (other than dividends in shares of Common Stock) shall be paid or declared or other distribution made on the shares of any class of stock of the Corporation ranking as to dividends or assets on a parity with or junior to the

Par Preferred Stock nor shall any such shares be purchased or otherwise acquired for value by the Corporation, nor payment made to a sinking fund established for any such shares.

          (C) Redemption and Acquisition. The Corporation by action of its Board of Directors may redeem the whole or any part of any series of the Par Preferred Stock upon the conditions and at the redemption price provided for the shares of said series, together with a sum equal to the accrued and unpaid dividends to the date of redemption, whether or not earned or declared. If at any time less than all of the Par Preferred Stock is called for redemption, the Board may select one or more series to be redeemed, or may select the shares to be redeemed, from one or more series, by lot or such other equitable method as the Board at its discretion may determine; provided that the foregoing option to redeem a part of the Par Preferred Stock may be exercised only if full dividends for all past quarter-yearly dividend periods on all outstanding shares of all series of the Par Preferred Stock have been paid or declared and set apart for payment. Shares may be redeemed only upon at least thirty and not more than ninety days’ notice mailed to each holder of such shares at his address as the same shall appear on the books of the Corporation. If such notice of redemption is given, and if on or before the redemption date specified therein all funds necessary for such redemption are set aside by the Corporation in trust in a bank or trust company for the account of the holders of the shares to be redeemed, then notwithstanding that any certificate for such shares so called for redemption is not surrendered for cancellation, after the date fixed for redemption the shares represented thereby shall no longer be deemed outstanding, and all rights in respect of such shares so called for redemption shall cease after such redemption date except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof without interest from such redemption date. In case any holder of shares of the Par Preferred Stock which have been called for redemption shall not within six years after the date of such setting aside in trust have claimed the amount due him with respect to the redemption thereof, such bank or trust company upon demand shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility with respect thereof to such holder, and thereafter such holder shall look only to the Corporation for payment thereof.

          The Corporation may acquire shares of Par Preferred Stock of any series at a price not in excess of the redemption price thereof in effect on the date of acquisition.

          (D) Liquidation, Dissolution or Winding Up of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, before any amount shall be paid to or any assets distributed among the holders of the shares of stock junior to the Par Preferred Stock as to assets, the holders of the shares of Par Preferred Stock shall be entitled to receive (i) if the event be voluntary, the amount to which they would have been entitled had the shares been called for redemption at that time, and no more, and (ii) if the event be involuntary, the par value of their shares plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up whether or not earned or declared, and no more. No such distributive payments shall be made to the holders of the shares of any series of the Par Preferred Stock unless there shall also be paid to the holders of the shares of each other series of the Par Preferred Stock amounts in like proportion to the full amounts to which they are respectively entitled. Neither the consolidation or merger of the Corporation with or into any other company or companies nor the sale or transfer by the Corporation of all or any substantial part of its assets shall without further corporate action be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph.

          (E) Voting Rights. At all meetings of the stockholders of the Corporation the holders of the shares of 5% Cumulative Voting Preferred Stock, Series A, 5% Cumulative Voting Preferred Stock, Series C, 6% Cumulative Voting Preferred Stock, Series E, 5 1/2% Cumulative Voting Preferred Stock, Series F, 6% Cumulative Voting Preferred Stock, Series H, 5 1/2% Cumulative Voting Preferred Stock, Series I, 6% Cumulative Voting Preferred Stock, Series J and Cumulative Voting Preferred Stock, Series K shall be entitled to one vote per share. Holders of the shares of Par Preferred Stock of any other series shall have such voting rights, if any, as may be fixed by the Board of Directors of the Corporation pursuant to Section 2(a)(A) of this ARTICLE IV.

     (b) Designation and Terms of Particular Series of Par Preferred Stock. The designation and terms of particular series of the Par Preferred Stock shall be as follows:

          (A) 5% Cumulative Voting Preferred Stock, Series A. There is hereby fixed a series of Par Preferred Stock to consist of 40,000 shares designated “5% Cumulative Voting Preferred Stock, Series A.” The dividend rate on the shares of said Series A is fixed at 5% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series A shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof.

          (B) 5% Cumulative Voting Preferred Stock, Series C. There is hereby fixed a series of Par Preferred Stock to consist of 5,000 shares designated “5% Cumulative Voting Preferred Stock, Series C.” The dividend rate on the shares of said Series C is fixed at 5% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series C shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof.

          (C) 6% Cumulative Voting Preferred Stock, Series E. There is hereby fixed a series of Par Preferred Stock to consist of 32,000 shares designated “6% Cumulative Voting Preferred Stock, Series E.” The dividend rate on the shares of said Series E is fixed at 6% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series E shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof.

          (D) 5 1/2% Cumulative Voting Preferred Stock, Series F. There is hereby fixed a series of Par Preferred Stock to consist of 246,000 shares designated “5 1/2% Cumulative Voting Preferred Stock, Series F.” The dividend rate on the shares of said Series F is fixed at 5 1/2% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series F shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof. In the event of a voluntary liquidation prior to the expiration of such five-year period, the shares of said Series F shall be deemed to be redeemable at the par value thereof.

          (E) 6% Cumulative Voting Preferred Stock Series H. There is hereby fixed a series of Par Preferred Stock to consist of 12,184 shares designated “6% Cumulative Voting Preferred Stock, Series H.” The dividend rate on the shares of said Series H is fixed at 6% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series H shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof. In the event of a voluntary liquidation prior to the expiration of such five-year period, the shares of said Series H shall be deemed to be redeemable at the par value thereof.

          (F) 5 1/2% Cumulative Voting Preferred Stock, Series I. There is hereby fixed a series of Par Preferred Stock to consist of 4,000 shares designated “5 1/2% Cumulative Voting Preferred Stock, Series I.” The dividend rate on the shares of said Series I is fixed at 5 1/2% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series I shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof. In the event of a voluntary liquidation prior to the expiration of such five-year period, the shares of said Series I shall be deemed to be redeemable at the par value thereof.

          (G) 6% Cumulative Voting Preferred Stock, Series J. There is hereby fixed a series of Par Preferred Stock to consist of 1,800 shares designated “6% Cumulative Voting Preferred Stock, Series J.” The dividend rate on the shares of said Series J is fixed at 6% per annum on the par value thereof, and dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof. The shares of said Series J shall be redeemable in accordance with the provisions of Section 2(a)(C) of this ARTICLE IV at the par value thereof on and after five years from the date of issuance thereof. In the event of a voluntary liquidation prior to the expiration of such five-year period, the shares of said Series J shall be deemed to be redeemable at the par value thereof.

          (H) Cumulative Voting Preferred Stock, Series K.

          (1) Designation. There is hereby fixed a series of Par Preferred Stock to consist of 500,000 shares designated “Cumulative Voting Preferred Stock, Series K.” Series K Par Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series K Par Preferred Stock.

          (2) Dividends. The holders of shares of Series K Par Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series K Par Preferred Stock to receive, commencing on the first quarterly dividend payment date (as set forth in Section 2(a)(B) of this ARTICLE IV) after the first issuance of a share or fraction of a share of Series K Par Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $51 or (b) subject to the provisions for adjustment hereinafter set forth, 225 times the aggregate per share amount of all cash dividends, and 225 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series K Par Preferred Stock. In the event the Corporation shall at any time after April 24, 1990 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series K Par Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that were outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Dividends shall be payable in accordance with the provisions of Section 2(a)(B) of this ARTICLE IV and shall be cumulative from the date of issuance thereof.

          (3) Liquidation, Dissolution or Winding Up.

               (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series K Par Preferred Stock unless, prior thereto, the holders of shares of Series K Par Preferred Stock shall have received $13,500 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series K Liquidation Preference”). Following the payment of the full amount of the Series K Liquidation Preference, no additional distributions shall be made to the holders of shares of Series K Par Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series K Liquidation Preference by (ii) 225 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) is hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series K Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series K Par Preferred Stock and Common Stock, respectively, holders of Series K Par Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series K Par Preferred Stock and Common Stock, on a per share basis, respectively.

               (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series K Liquidation Preference and the liquidation preferences of all other series of Par Preferred Stock, if any, which rank on a parity with the Series K Par Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (4) Conversion on Merger, Consolidation, etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series K Par Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for the adjustment hereinafter set forth) equal to 225 times the aggregate amount of stock, securities, cash and /or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series K Par Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (5) Redemption. The outstanding shares of Series K Par Preferred Stock shall not be redeemable.

          (6) Amendment. This Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series K Par Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series K Par Preferred Stock, voting separately as a class.

Section 3. No Par Cumulative Preferred Stock.

     (a) Express Terms of All Series of No Par Preferred Stock. The express terms and provisions of all series of No Par Cumulative Preferred Stock (hereinafter referred to as “No Par Preferred Stock”), which shall rank in claim to assets and dividends on a parity with the Par Preferred Stock, shall include the following:

          (A) Series. The No Par Preferred Stock may be issued in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations hereinafter set forth, to adopt resolutions that divide the unissued shares into series, designate and authorize the number of shares of each series and fix the dividend rate, the dates from which dividends are cumulative, liquidation price, redemption rights and price, sinking fund requirements, conversion rights and restrictions on the issuance of shares of any class or series; provided, however, that in all other respects the terms and provisions of each series shall be the same as those of every other series.

          (B) Dividends. The holders of the shares of each series of the No Par Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at the annual rate fixed for the particular series and no more, payable quarterly on the fifteenth days of March, June, September and December of each year. No dividends shall be declared on any shares of the No Par Preferred Stock unless there shall be declared on all shares of all series of the Par Preferred Stock and No Par Preferred Stock dividends in like proportion to the respective annual dividend rates fixed therefor. The dividends on shares of each series shall be cumulative from the date fixed by the Board of Directors. Unless full dividends on all shares of each series of Par Preferred Stock and No Par Preferred Stock shall have been paid, or declared and set aside for payment, for all past quarter-yearly dividend periods, without interest thereon, no dividends (other than dividends in shares of Common Stock) shall be paid or declared or other distribution made on the shares of any class of stock of the Corporation ranking as to dividends or assets on a parity with or junior to the Par Preferred Stock and No Par Preferred Stock, nor shall any such shares be purchased or otherwise acquired for value by the Corporation, nor payment made to a sinking fund established for any such shares.

          (C) Redemption. The Corporation by action of its Board of Directors may redeem the whole or any part of any series of the No Par Preferred Stock upon the conditions and at the redemption price provided for the shares of said series, together with a sum equal to the accrued and unpaid dividends to the date of redemption, whether or not earned or declared. If at any time less than all of the No Par Preferred Stock is called for redemption, the Board may select one or more series to be redeemed, or may select the shares to be redeemed, from one or more series, by lot or such other equitable method as the Board at its discretion may determine; provided that the foregoing option to redeem a part of the No Par Preferred Stock may be exercised only if full dividends for all past quarter-yearly dividend periods on all outstanding shares of all series of the Par Preferred Stock and No Par Preferred Stock have been paid or declared and set apart for payment. Shares may be redeemed only upon at least thirty and not more than ninety days’ notice mailed to each holder of such shares at his address as the same shall appear on the books of the Corporation. If such notice of redemption is given, and if on or before the redemption date specified therein all funds necessary for such redemption are set aside by the Corporation in trust in a bank or trust company for the account of the holders of the shares to be redeemed, then notwithstanding that any certificate for such shares so called for redemption is not surrendered for cancellation, after the date fixed for redemption the shares represented thereby shall no longer be deemed outstanding, and all rights in respect of such shares so called for redemption shall cease after such redemption date except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof without interest from such redemption date. In case any holder of shares of the No Par Preferred Stock which have been called for redemption shall not within six years after the date of such setting aside in trust have claimed the amount due him with respect to the redemption thereof, such bank or trust company upon demand shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility with respect thereof to such holder, and thereafter such holder shall look only to the Corporation for payment thereof.

          (D) Liquidation, Dissolution or Winding Up of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, before any amount shall be paid to or any assets distributed among the holders of the shares of stock junior to the No Par Preferred Stock as to assets, the holders of the shares of each series of No Par Preferred Stock shall be entitled to receive the amount fixed for the shares of said series plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up whether or not earned or declared, and no more. No such distributive payments shall be made to the holders of the shares of any series of the No Par Preferred Stock unless there shall also be paid to the holders of the shares of each other series of the Par Preferred Stock and No Par Preferred Stock amounts in like proportion to the full amounts to which they are respectively entitled. Neither the consolidation or merger of the Corporation with or into any other company or companies nor the sale or transfer by the Corporation of all or any substantial part of its assets shall without further corporate action be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph.

          (E) Voting Rights. The holders of the shares of No Par Preferred Stock shall not, except as otherwise required by law or as set forth herein, have any right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the No Par Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

     If, however, and whenever, at any time or times, dividends payable on the No Par Preferred Stock shall be in arrears in an aggregate amount equal to four or more quarterly dividends, the outstanding No Par Preferred Stock shall have the exclusive right, voting separately and as a class, to elect two directors of the Corporation, and the remaining directors shall be elected by the other class or classes or series of stock entitled to vote therefor at each meeting of the stockholders held for the purpose of electing directors, until such time as all dividends on the No Par Preferred Stock shall have been paid or declared and set apart for payment of all past quarterly dividend periods and for the then current quarterly dividend period, at which time the right of the No Par Preferred Stock to vote and to be represented at and to receive notice of meetings shall terminate, subject to revesting in the event of each and every subsequent default of the character and for the time above mentioned.

     At any time when such voting power shall be vested in the No Par Preferred Stock as herein provided, the number of directors otherwise constituting the Board of Directors of the Corporation shall ipso facto be increased by two so long as such voting power shall be so vested, and, if such voting power shall not already have been initially exercised, a proper officer of the Corporation shall call a special meeting of the holders of the No Par Preferred Stock for the purpose of electing such directors. Such meeting shall be called upon the notice required for annual meetings of stockholders and shall be held at the earliest practicable date at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, but may be held at the time and place of the annual meeting if such annual meeting is to be held within 60 days after such voting power shall be vested in the No Par Preferred Stock. If such meeting shall not be called by a proper officer of the Corporation within 10 days after personal service upon the Secretary of the Corporation of a written request therefor of the holders of record of at least ten percent (10%) of the number of shares of the No Par Preferred Stock then outstanding, or within 10 days after mailing such request within the United States of America by registered or certified mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the number of shares of the No Par Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called at the expense of the Corporation by such person so designated upon the notice required for annual meetings of stockholders, or such shorter notice as may be acceptable to the holders of a majority of the shares of the No Par Preferred Stock then outstanding, and shall be held at the place at which the last preceding annual meeting of the stockholders of the Corporation was held, or such other place as may be acceptable to the holders of a majority of the shares of the No Par Preferred Stock then outstanding. Any holder of No Par Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions.

     At any meeting so called, and at any other meeting of stockholders held for the purpose of electing directors at which the No Par Preferred Stock shall have the right, voting separately and as a class, to elect directors as aforesaid, the presence in person or by proxy of one-third of the outstanding shares of No Par Preferred Stock shall be required to constitute a quorum of such class for the election of any director by the No Par Preferred Stock as a class.

     If at any such meeting or adjournment thereof a quorum of the No Par Preferred Stock shall not be present, the absence of such quorum shall not prevent the election of any directors to be elected by the holders of other classes or series of stock entitled to vote, but a majority of the holders of the No Par Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of directors that they are entitled to elect, from time to time, until a quorum of the No Par Preferred Stock is present at such adjourned meeting.

     Upon any termination of the right of the holders of the No Par Preferred Stock to vote for directors as herein provided, the term of office of any directors theretofore elected by such holders and then in office shall terminate.

     During any period in which the holders of the No Par Preferred Stock have the right to vote for directors as herein provided, any vacancy occurring among the directors elected by such holders shall be filled at a special meeting of such holders called for such purpose as aforesaid.

     (F) Restriction of Dividends on Junior Shares. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Corporation shall not, without the consent of the holders of at least three quarters (3/4) of the shares of No Par Preferred Stock at the time outstanding, pay any dividends (other than dividends payable in Common Stock) or purchase, redeem or otherwise acquire or make any payment or distribution in respect of any shares of any class of the Corporation (whether now or hereafter authorized and however designated, but including, without limitation, the presently authorized Common Stock) that rank junior to the No Par

Preferred Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, except out of retained earnings of the Corporation accumulated subsequent to December 31, 1968.

     (b) Designation and Terms of Particular Series of No Par Preferred Stock. The designation and terms of particular series of No Par Preferred Stock shall be as follows:

     (A) 7 3/4% No Par Cumulative Preferred Stock, Series A.

     (1) Designation and Authorized Number of Shares. Such new series of No Par Cumulative Preferred Stock shall be designated as “7 3/4% No Par Cumulative Preferred Stock, Series A” (hereinafter referred to as “Series A No Par Preferred Stock”), and the authorized number of shares of such series shall be One Hundred Eighty Thousand (180,000). Such shares shall have a stated value of One Hundred Dollars ($100.00) per share. Such shares when validly issued shall be non-assessable.

     (2) Dividend Rate and Date from Which Dividends are Cumulative. The holders of Series A No Par Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at a rate of 7 3/4% per annum per share and no more. Such dividends shall be cumulative from May 22, 1973.

     (3) Liquidation Price. The holders of the shares of Series A No Par Preferred Stock shall be entitled to receive (i) in the event of any involuntary liquidation, dissolution or winding up of the Corporation, the sum of One Hundred Dollars ($100.00) per share, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more; and (ii) in the event of any voluntary liquidation, dissolution or winding up of the Corporation, a sum per share equal to the redemption price per share specified in the schedule contained in paragraph (4) next below, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph (3); however, the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for this purpose.

     (4) Redemption Rights and Prices. The Series A No Par Preferred Stock shall be subject to redemption by the Corporation at its option, in whole at any time or in part from time to time, except as set forth below, at the redemption price specified in the following schedule:

$107.75 per share, if purchased on or prior to May 1, 1978;
$106.00 per share, if purchased thereafter and on or prior to May 1, 1983;
$104.00 per share, if purchased thereafter and on or prior to May 1, 1988; and
$101.00 per share, if purchased thereafter;

plus, in each case, all accrued but unpaid dividends thereon to the date of redemption, provided, however, that no such purchase shall be made if it would violate any applicable provisions of the laws of the State of Delaware, and provided, further, that no such redemption may be made on or prior to May 1, 1983 if such purchase is made as the result of or in anticipation of refinancing the Series A No Par Preferred Stock in whole or in part by the application, directly or indirectly, of funds derived or to be derived from borrowing or the issue or sale of any obligations or stock of the Corporation involving the creation of indebtedness having an interest cost to the Corporation or the payment of dividends by the Corporation at a rate (said cost or said rate to be determined by standard financial practice) of less than 7 3/4% per annum.

     In the event less than all of the shares of the Series A No Par Preferred Stock then outstanding are to be so redeemed, the shares so to be redeemed shall be selected by lot or such other equitable method as the Board of Directors at its discretion may determine, provided, however, that so long as any of the institutional investors purchasing from the Corporation the shares of Series A No Par Preferred Stock upon original issuance shall hold any of such shares, the particular shares so to be redeemed shall be selected pro rata as to each such original holder, the number of shares held by each such holder so to be redeemed to be in the proportion (as nearly as practicable) which the total number of such shares held by such holder at the record date for such selection bears to the total number of shares of Series A No Par Preferred Stock then outstanding. All shares of the Series A No Par Preferred Stock so redeemed pursuant to this paragraph (4) shall be retired and cancelled and shall not be reissued.

     (5) Sinking Fund Requirements. So long as any shares of the Series A No Par Preferred Stock shall remain outstanding, the Corporation shall, as and for a sinking fund for the Series A No Par Preferred Stock, redeem on the 15th day of June in each of the years 1979 through 2011, inclusive, 5,400 shares of the Series A No Par Preferred Stock outstanding on such date (or, in any such case, all of the then outstanding shares of Series A No Par Preferred Stock if the number of shares of such stock outstanding on such date shall be less than 5,400), and on the 15th day of June, 2012 all of the shares of the Series A No Par Preferred Stock then outstanding, in each such case at a purchase price equal to One Hundred Dollars ($100.00) for each share so to be redeemed, plus all accrued but unpaid dividends thereon to the date of redemption, provided, however, that no such redemption shall be made if it would violate any applicable provisions of the laws of the State of Delaware. The obligation to redeem Series A No Par Preferred Stock pursuant to this paragraph (5) shall be cumulative. Any redemption of shares of Series A No Par Preferred Stock pursuant to paragraph (4) above shall not apply against redemptions of shares of Series A No Par Preferred Stock required to be made by this paragraph (5).

     Each such redemption pursuant to this paragraph (5) shall be made upon the same notice and according to the same method of selection of shares to be redeemed as provided herein and in ARTICLE IV, Section 3 of this Certificate of Incorporation for shares to be redeemed pursuant to paragraph (4) next above.

     If the holder of any shares of Series A No Par Preferred Stock called for redemption pursuant to this paragraph (5) shall fail to surrender the certificate or certificates evidencing such shares, such shares shall nevertheless be deemed to have been redeemed upon the date fixed for redemption, and such holder shall not have or exercise any right with respect thereto except to receive the amount payable on account of such redemption, without interest, upon surrender of such certificate or certificates. All shares of the Series A No Par Preferred Stock so redeemed pursuant to this paragraph (5) (including all such shares deemed to have been redeemed in accordance with the preceding sentence) shall be retired and cancelled and shall not be reissued.

     (6) Restriction on Issuance of Shares of the Same Series or of Any Other Class or Series. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series A No Par Preferred Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose:

(a)	issue any additional shares of Series A No Par Cumulative Preferred Stock;

(b)	issue any shares of Prior Stock (as hereinafter defined); or

(c)	issue any shares of Parity Stock unless the Pre-Tax Coverage of Interest and Preferred Dividends exceeds one and one-half (1 1/2) times.

     For the purposes of this paragraph (6), the following terms shall have the following meanings, respectively:

          (A) The term “Pre-Tax Coverage of Interest and Preferred Dividends” shall mean the quotient obtained by dividing (i) the sum of Consolidated Net Income Applicable to Common Shares, Consolidated Income Taxes, Consolidated Interest Expense, Minority Interest and Preferred Dividends, all for two of the last three fiscal years of the Corporation (including the immediately preceding fiscal year), by (ii) the sum of Consolidated Interest Expense and double the amount of Preferred Dividends, both for the same two fiscal years of the Corporation, and double the amount of the dividends payable for the coming two-year period on the Parity Stock proposed to be issued (after deducting from such dividends any interest expense that would have been payable during such two-year period on any indebtedness to be refinanced by the issuance of such Parity Stock);

     (B) The term “Consolidated Net Income Applicable to Common Shares” shall mean net income of the Corporation and its Consolidated Subsidiaries after Consolidated Income Taxes, Consolidated Interest Expense, Minority Interest and Preferred Dividends, but excluding:

     (i) any gain or loss arising from the sale of capital assets;

     (ii) any gain arising from any write-up of assets;

     (iii) income of any Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

     (iv) income of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

     (v) net income of any business entity (other than a Consolidated Subsidiary) in which the Corporation or any Consolidated Subsidiary has an ownership interest unless such net income shall have actually been received by the Corporation or such subsidiary in the form of cash distributions; and

     (vi) any portion of the net income of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Corporation or any other Consolidated Subsidiary;

     (C) The term “Consolidated Income Taxes” shall mean all federal, state and local income taxes of the Corporation and its Consolidated Subsidiaries paid or payable by the Corporation in respect of the fiscal year in question;

     (D) The term “Consolidated Interest Expense” shall mean all interest expense of the Corporation and its Consolidated Subsidiaries (determined by standard financial practice) paid or payable with respect to the fiscal year in question;

     (E) The term “Minority Interest” shall mean minority interest in net income of the Corporation and its Consolidated Subsidiaries applicable to preferred and common stock of Consolidated Subsidiaries held by persons other than the Corporation and/or its Consolidated Subsidiaries;

     (F) The term “Preferred Dividends” shall mean any cash dividends or other payment or distribution in respect of any shares of any class of the Corporation (whether now or hereafter authorized and howsoever designated, but including, without limitation, the presently authorized Par Preferred Stock and No Par Preferred Stock) which shall have a priority or preference over the Common Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (G) The term “Prior Stock” shall mean stock of any class of the Corporation (whether now or hereafter authorized and howsoever designated) which shall have a priority or preference over the Series A No Par Preferred Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (H) The term “Parity Stock” shall mean stock of any class of the Corporation (whether now or hereafter authorized and howsoever designated, but including without limitation, the presently authorized Par Preferred Stock and No Par Preferred Stock) which ranks on a parity with the Series A No Par Preferred Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (I) The term “Consolidated Subsidiary” shall mean any corporation more than 50% of the voting stock of which is at the time owned or controlled, directly or indirectly, by the Corporation or another Consolidated Subsidiary and whose net income is reported on a consolidated basis with that of the Corporation in accordance with generally accepted accounting principles consistently applied; and for the purposes of the foregoing definition, the term “voting stock” of a corporation shall mean stock at the time entitling the holders thereof to elect a majority of the board of directors, managers or trustees of such corporation.

            (7) Amendment. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Board of Directors of the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series A No Par Preferred Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose, adopt an amendment to the Certificate of Incorporation changing any right, qualification, limitation or restriction applicable to the Series A No Par Preferred Stock.

(B) 9% No Par Cumulative Preferred Stock, Series B

            (1) Designation and Authorized Number of Shares. Such new series of No Par Cumulative Preferred Stock shall be designated as “9% No Par Cumulative Preferred Stock, Series B” (hereinafter referred to as “Series B No Par Preferred Stock”), and the authorized number of shares of such series shall be Eighty Thousand (80,000). Such shares shall have a stated value of One Hundred Dollars ($100.00) per share. Such shares when validly issued shall be non-assessable.

            (2) Dividend Rate and Date from Which Dividends Are Cumulative. The holders of Series B No Par Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at a rate of 9% per annum per share and no more. Such dividends shall be cumulative from May 21, 1976.

            (3) Liquidation Price. The holders of the shares of Series B No Par Preferred Stock shall be entitled to receive (i) in the event of any involuntary liquidation, dissolution or winding up of the Corporation, the sum of One Hundred Dollars ($100.00) per share, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more; and (ii) in the event of any voluntary liquidation, dissolution or winding up of the Corporation, a sum per share equal to the redemption price per share specified in the schedule contained in paragraph (4) next below, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph (3); however, the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for this purpose.

            (4) Redemption Rights and Prices. The Series B No Par Preferred Stock shall be subject to redemption by the Corporation at its option, in whole at any time or in part from time to time, except as set forth below, at the redemption price specified in the following schedule:

$109.00 per share, if purchased on or prior to May 1, 1981;
$104.50 per share, if purchased thereafter and on or prior to May 1, 1986;
$102.25 per share, if purchased thereafter and on or prior to May 1, 1991; and
$100.00 per share, if purchased thereafter;

plus, in each case, all accrued but unpaid dividends thereon to the date of redemption, whether or not earned or declared, provided, however, that no such purchase shall be made if it would violate any applicable provisions of the laws of the State of Delaware, and provided, further, that no such redemption may be made on or prior to May 1, 1986 if such purchase is made as the result of or in anticipation of refinancing the Series B No Par Preferred Stock in whole or in part by the application, directly or indirectly, of funds derived or to be derived from borrowing or the issue or sale of any obligations or stock of the Corporation involving the creation of indebtedness having an interest cost to the Corporation or the payment of dividends by the Corporation at a rate (said cost or said rate to be determined by generally accepted financial practice) of less than 9% per annum. In the event less than all of the shares of the Series B No Par Preferred Stock then outstanding are to be so redeemed, the shares so to be redeemed shall be selected by lot or such other equitable method as the Board of Directors at is discretion may determine, provided, however, than so long as any of the institutional investors purchasing from the Corporation the shares of Series B No Par Preferred Stock upon original issuance shall hold any of such shares, the particular shares so to be redeemed shall be selected pro rata as to each such original holder, the number of shares held by each such holder so to be redeemed to be in the proportion (as nearly as practicable) which the total number of such shares held by such holder at the record date for such selection bears to the total number of shares of Series B No Par Preferred Stock then outstanding. All shares of the Series B No Par Preferred Stock so redeemed pursuant to this paragraph (4) shall be retired and cancelled and shall not be reissued.

            (5) Sinking Fund Requirements. So long as any shares of the Series B No Par Preferred Stock shall remain outstanding, the Corporation shall, as and for a sinking fund for the Series B No Par Preferred Stock, redeem on the 15th day of June in each of the years 1977 through 1995, inclusive, 4,000 shares of the Series B No Par Preferred Stock outstanding on such date (or, in any such case, all of the then outstanding shares of Series B No Par Preferred Stock if the number of shares of such stock outstanding on such date shall be less than 4,000), and on the 15th day of June, 1996 all of the shares of the Series B No Par Preferred Stock then outstanding, in each such case at a purchase price equal to One Hundred Dollars ($100.00) for each share so to be redeemed, plus all accrued but unpaid dividends thereon to the date of redemption, whether or not earned or declared, provided, however, that no such redemption shall be made if it would violate any applicable provisions of the laws of the State of Delaware. The obligation to redeem Series B No Par Preferred Stock pursuant to this paragraph (5) shall be cumulative. Any redemption of shares of Series B No Par Preferred Stock pursuant to paragraph (4) above shall not apply against redemptions of shares of Series B No Par Preferred Stock required to be made by this paragraph (5).

            In addition to the shares of the Series B No Par Preferred Stock which are required to be redeemed pursuant to this paragraph (5), the Series B No Par Preferred Stock shall be subject to redemption by the Corporation at its option, in an amount of 4,000 shares, on the 15th day of June in any year from 1977 through 1995, provided that the total of such amount of shares so redeemed shall not exceed 20,000 shares.

            Each such redemption pursuant to this paragraph (5) shall be made upon the same notice and according to the same method of selection of shares to be redeemed as provided herein and in ARTICLE IV, Section 3 of this Certificate of Incorporation for shares to be redeemed pursuant to paragraph (4) next above.

            If the holder of any shares of Series B No Par Preferred Stock called for redemption pursuant to this paragraph (5) shall fail to surrender the certificate or certificates evidencing such shares, such shares shall nevertheless be deemed to have been redeemed upon the date fixed for redemption, and such holder shall not have or exercise any right with respect thereto except to receive the amount payable on account of such redemption, without interest, upon surrender of such certificate or certificates. All shares of the Series B No Par Preferred Stock so redeemed pursuant to this paragraph (5) (including all such shares deemed to have been redeemed in accordance with the preceding sentence) shall be retired and cancelled and shall not be reissued.

            (6) Restriction on Issuance of Shares of the Same Series or of Any Other Class or Series. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series B No Par Preferred Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose:

(a) issue any additional shares of Series B No Par Cumulative Preferred Stock;

(b) issue any shares of Prior Stock (as hereinafter defined); or

(c) issue any shares of Parity Stock unless the Pre-Tax Coverage of Interest and Preferred

Dividends exceeds one and one-half (1 1/2) times.

            For purposes of this paragraph (6), the following terms shall have the following meanings, respectively:

     (A) The term “Pre-Tax Coverage of Interest and Preferred Dividends” shall mean the quotient obtained by dividing (i) the sum of Consolidated Net Income Applicable to Common Shares, Consolidated Income Taxes, Consolidated Interest Expense, Minority Interest and Preferred Dividends, all for two of the last three fiscal years of the Corporation (including the immediately preceding fiscal year), by (ii) the sum of Consolidated Interest Expense and double the amount of Preferred Dividends, both for the same two fiscal years of the Corporation, and double the amount of the dividends payable for the coming two-year period on the Parity Stock proposed to be issued (after deducting from such dividends any interest expense that would have been payable during such two-year period on any indebtedness to be refinanced by the issuance of such Parity Stock);

     (B) The term “Consolidated Net Income Applicable to Common Shares” shall mean net income of the Corporation and its Consolidated Subsidiaries after Consolidated Income Taxes, Consolidated Interest Expense, Minority Interest and Preferred Dividends, but excluding:

     (i) any gain or loss arising from the sale of capital assets;

     (ii) any gain arising from any write-up of assets;

     (iii) income of any Consolidated Subsidiary accrued prior to the date it became a Consolidated Subsidiary;

     (iv) income of any corporation substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

     (v) net income of any business entity (other than a Consolidated Subsidiary) in which the Corporation or any Consolidated Subsidiary has an ownership interest unless such net income shall have actually been received by the Corporation or such subsidiary in the form of cash distributions; and

     (vi) any portion of the net income of any Consolidated Subsidiary which for any reason is unavailable for payment of dividends to the Corporation or any other Consolidated Subsidiary;

     (C) The term “Consolidated Income Taxes” shall mean all federal, state and local income taxes of the Corporation and its Consolidated Subsidiaries paid or payable by the Corporation in respect of the fiscal year in question;

     (D) The term “Consolidated Interest Expense” shall mean all interest expense of the Corporation and its Consolidated Subsidiaries (determined by generally accepted financial practice) paid or payable with respect to the fiscal year in question;

     (E) The term “Minority Interest” shall mean minority interest in net income of the Corporation and its Consolidated Subsidiaries applicable to preferred and common stock of Consolidated Subsidiaries held by persons other than the Corporation and/or its Consolidated Subsidiaries;

     (F) The term “Preferred Dividends” shall mean any cash dividends paid or accrued (whether or not earned or declared) or other payment or distribution in respect of any shares of any class of the Corporation (whether now or hereafter authorized and howsoever designated, but including, without limitation, the presently authorized Par Preferred Stock and No Par Preferred Stock) which shall have a priority or preference over the Common Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (G) The term “Prior Stock” shall mean stock of any class of the Corporation (whether now or hereafter authorized and howsoever designated) which shall have a priority or preference over the Series B No Par Preferred Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (H) The term “Parity Stock” shall mean stock of any class of the Corporation (whether now or hereafter authorized and howsoever designated, but including, without limitation, the presently authorized Par Preferred Stock and No Par Preferred Stock) which ranks on a parity with the Series B No Par Preferred Stock with respect to the right to receive dividends or the right to receive payments or other distributions of assets on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

     (I) The term “Consolidated Subsidiary” shall mean any corporation more than 50% of the voting stock of which is at the time owned or controlled, directly or indirectly, by the Corporation or another Consolidated Subsidiary and whose net income is reported on a consolidated basis with that of the Corporation in accordance with generally accepted accounting principles consistently applied; and for the purposes of the foregoing definition, the term “voting stock” of a corporation shall mean stock at the time entitling the holders thereof to elect a majority of the board of directors, managers or trustees of such corporation.

            (7) Amendment. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Board of Directors of the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series B No Par Preferred Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose, adopt an amendment to the Certificate of Incorporation changing any right, qualification, limitation or restriction applicable to the Series B No Par Preferred Stock.

(C) $2.06 No Par Cumulative Convertible Preferred Stock, Series C.

            (1) Designation and Authorized Number of Shares. Such new series of No Par Cumulative Convertible Preferred Stock, shall be designated as “$2.06 No Par Cumulative Convertible Preferred Stock, Series C” (hereinafter referred to as “Series C Stock”), and the authorized number of shares of such series shall be Six Hundred Thousand (600,000). Such shares shall have a stated value of Twenty-Five Dollars ($25.00) per share. Such shares when validly issued shall be non-assessable.

            (2) Dividend Rate and Date from Which Dividends Are Cumulative. The holders of Series C Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at a rate of $2.06 per annum per share and no more. Such dividends shall be cumulative from the date of original issue.

            (3) Liquidation Price. The holders of the shares of Series C Stock shall be entitled to receive (i) in the event of any involuntary liquidation, dissolution or winding up of the Corporation, the sum of Twenty-Five Dollars ($25.00) per share, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more; and (ii) in the event of any voluntary liquidation, dissolution or winding up of the Corporation, a sum per share equal to the redemption price per share specified in the schedule contained in paragraph (4) next below, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph (3); however, the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for this purpose.

            (4) Redemption Rights and Prices. The Series C Stock shall be subject to redemption by the Corporation at its option, in whole at any time or in part from time to time, at the redemption price specified in the following schedule:

$29.24 per share, if redeemed on or prior to September 15, 1982;
$28.95 per share, if redeemed thereafter and on or prior to September 15, 1983;
$28.66 per share, if redeemed thereafter and on or prior to September 15, 1984;
$28.37 per share, if redeemed thereafter and on or prior to September 15, 1985;
$28.08 per share, if redeemed thereafter and on or prior to September 15, 1986;
$27.79 per share, if redeemed thereafter and on or prior to September 15, 1987; and
$27.50 per share, if redeemed thereafter.

plus, in each case, all accrued but unpaid dividends thereon to the date of redemption, whether or not earned or declared, provided, however, that no such purchase shall be made if it would violate any applicable provisions of the laws of the State of Delaware. In the event less than all of the shares of the Series C Stock then outstanding are to be so redeemed, the shares so to be redeemed shall be selected by lot or such other equitable method as the Board of Directors at its discretion may determine. All shares of the Series C Stock so redeemed pursuant to this paragraph (4) shall be retired and cancelled and shall not be reissued.

            (5) Convertibility. The Series C Stock shall be convertible into Common Stock on the following terms and conditions:

        (a) Subject to and upon compliance with the provisions of this paragraph (5), the holder of any shares of Series C Stock may at his option convert any such shares into such umber of fully paid and nonassessable shares of Common Stock as are issuable pursuant to subparagraphs (c) and (d) of this paragraph (5). No adjustment shall be made for dividends accrued on any shares of Series C Stock that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such shares, but all dividends accrued and unpaid on any shares of Series C Stock up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holder, and no dividend shall be paid upon any shares of any class of stock or series thereof ranking junior to the shares until such debt shall be paid or sufficient funds set aside for the payment thereof.

        (b) The surrender of any shares of Series C Stock for conversion shall be made by the holder thereof to the Corporation at the office of any Transfer Agent of the Common Stock, and such holder shall give written notice to the Corporation at said office that he elects to convert such shares in accordance with the provisions thereof and of this paragraph (5). Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of subparagraph (a) of this paragraph (5), every such notice of election to convert shall constitute a contract between the holder of such shares of Series C Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares and to release the Corporation from all obligation thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of its obligation thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

        As soon as practicable after the receipt of such notice and the shares of Series C Stock, the Corporation shall issue and shall deliver at said office to the person for whose account such shares were so surrendered, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subparagraph (e) of this paragraph (5), together with a certificate or certificates representing shares of Series C Stock, if any, which are not to be converted, but which constituted part of the shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the shares of Series C Stock, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

        (c) The basic Conversion Rate shall be 2.9813 shares of Common Stock for each share of Series C Stock surrendered for conversion.

        (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

          (A) In case the Corporation shall at any time after April 24, 1990 (the “Base Date”) (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series C Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares of Series C Stock been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Series C Stock converted between such record date and the date of the happening of any such event.

          (B) In case the Corporation shall at any time after the Base Date (i) issue rights or warrants to the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock, or (ii) issue shares of its Common Stock in connection with any stockholder dividend reinvestment program or any employee stock ownership plan or trust (ESOP or ESOT) (but not in connection with any employee stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code or any similar such section as may hereafter be enacted), at a price per share less than the current market price per share of Common Stock (as defined in subsection (d) (E) of this paragraph (5)) at the record date mentioned below, the number of shares of Common Stock into which each share of Series C Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants or shares plus the number of additional shares of Common Stock offered for subscription or purchase or issued, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants or shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered or issued would purchase at such current market price (as defined in subsection (d)(E) of this paragraph (5)). Such adjustment shall be made whenever such rights or warrants or shares are issued, but shall also be effective retroactively as to shares of Series C Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

          (C) In case the Corporation shall at any time after the Base Date distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection (d)(B) of this paragraph (5), then in each such case the number of shares of Common Stock into which each share of Series C Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subsection (d)(E) of this paragraph (5)) on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to the shares of Series C Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

          (D) In case of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in case of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in case of any reorganization of the Corporation, the holder of each share of Series C Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and properties which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted his or her shares of Series C Stock into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such case, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the Series C Stock shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Series C Stock or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (d)(D) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

          (E) For the purpose of any computation under subsections (d)(B) and (d)(C) of this paragraph (5), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 10 consecutive business days immediately prior to the day in question. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm selected from time to time by the Corporation for that purpose.

          (F) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Rate; provided, however, that any adjustments which by reason of this subsection (d)(F) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (d)(F) shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (G) Whenever the Conversion Rate shall be adjusted as provided in this paragraph (5), the Corporation shall forthwith file with the Transfer Agents of the Corporation’s Common Stock a statement signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record of shares of Series C Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarterly period during which the facts requiring such adjustment occurred, but in any event within 60 days of the end of such quarter.

            (e) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series C Stock. If more than one share of Series C Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares of Series C Stock results in a fraction, an amount equal to such fraction multiplied by the closing price (determined as provided in the last sentence of subsection (d)(E) of this paragraph (5)) of the Common Stock on the last business day before the date of conversion shall be paid to such holder in cash by the Corporation.

            (f) If any share of Series C Stock shall be called for redemption, the right to convert such share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption.

            (g) The issue of stock certificates on conversion of shares of Series C Stock shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares of Series C Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            (h) If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of paragraph (5) are not strictly applicable or, if strictly applicable, would not fairly protect the conversion rights of the Series C Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

            (i) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C

Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the Series C Stock.

            (j) Shares of Series C Stock converted shall not be reissued as shares of Series C Stock but shall assume the status of authorized but unissued shares of preferred stock, no par value, of the Corporation.

            (k) For the purposes of this paragraph (5):

          (a) “Conversion Rate” at any time shall mean the amount of Common Stock of the corporation into which at such time one share of Series C Stock shall be convertible in accordance with the provisions of this paragraph (5).

          (b) “Common Stock” shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage. In case, by reason of the operation of subsection (d) (D) of this paragraph (5), the shares of Series C Stock shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of the shares of Series C Stock pursuant to this paragraph (5) shall be deemed to refer to and include the conversion of shares of Series C Stock into such other shares of stock or other securities or property.

    (6) Amendment. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Board of Directors of the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series C Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose, adopt an amendment to the Certificate of Incorporation altering materially any provision of the Series C Stock.

(D) $2.25 No Par Cumulative Convertible Preferred Stock, Series D.

            (1) Designation and Authorized Number of Shares. Such new series of No Par Cumulative Convertible Preferred Stock shall be designated as “$2.25 No Par Cumulative Convertible Preferred Stock, Series D” (hereinafter referred to as “Series D Stock”), and the authorized number of shares of such series shall be Seven Hundred Seventy-Three Thousand One Hundred Eleven (773,111). Such shares shall have a stated value of Twenty-Eight Dollars ($28.00) per share. Such shares when validly issued shall be non-assessable.

            (2) Dividend Rate and Date from Which Dividends Are Cumulative. The holders of Series D Stock shall be entitled to receive, when and if declared by the Board of Directors, cumulative preferential dividends at a rate of $2.25 per annum per share and no more. Such dividends shall be cumulative from the date of original issue.

            (3) Liquidation Price. The holders of the shares of Series D Stock shall be entitled to receive (i) in the event of any involuntary liquidation, dissolution or winding up of the Corporation, the sum of Twenty-Eight Dollars ($28.00) per share, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more; and (ii) in the event of any voluntary liquidation, dissolution or winding up of the Corporation, a sum per share equal to the redemption price per share specified in the schedule contained in paragraph (4) next below, plus all accrued but unpaid dividends thereon to the date of such liquidation, dissolution or winding up, whether or not earned or declared, and no more. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for the purpose of this paragraph (3); however, the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for this purpose.

            (4) Redemption Rights and Prices. The Series D Stock shall be subject to redemption by the Corporation at its option, in whole at any time or in part from time to time, at the redemption price specified in the following schedule:

            $33.60 per share, if redeemed on or prior to July 1, 1984;

            $30.25 per share, if redeemed, thereafter and on or prior to July 1, 1985;

            $29.50 per share, if redeemed thereafter and on or prior to July 1, 1986;

            $29.00 per share, if redeemed thereafter and on or prior to July 1, 1987;

            $28.50 per share, if redeemed thereafter and on or prior to July 1, 1988; and

            $28.00 per share, if redeemed thereafter;

plus, in each case, all accrued but unpaid dividends thereon to the date of redemption, whether or not earned or declared, provided, however, that no such purchase shall be made if it would violate any applicable provisions of the laws of the State of Delaware. In the event less than all of the shares of the Series D Stock then outstanding are to be so redeemed, the shares so to be redeemed shall be selected by lot or such other equitable method as the Board of Directors at its discretion may determine. All shares of the Series D Stock so redeemed pursuant to this paragraph (4) shall be retired and cancelled and shall not be reissued.

     After July 1, 1984, any holder of Series D Stock may request the Corporation at any time and from time to time to redeem any designated shares of the Series D Stock then registered in the name of such holder and, upon the receipt of such request and the certificate or certificates representing such shares to be redeemed, the Corporation shall pay to the registered holder the sum of Twenty-Eight Dollars ($28.00) for each share to be so redeemed together will all unpaid dividends accrued thereon to the date of such redemption, whether or not earned or declared, which date shall in no event be more than 30 days from the date of receipt of such request and the certificate or certificates representing the shares to be redeemed.

     (5) Convertibility. The Series D Stock shall be convertible into Common Stock on the following terms and conditions:

            (a) Subject to and upon compliance with the provisions of this paragraph (5), the holder of any shares of Series D Stock may at his option convert any such shares into such number of fully paid and nonassessable shares of common Stock as are issuable pursuant to subparagraphs (c) and (d) of this paragraph (5). No adjustment shall be made for dividends accrued on any shares of Series D Stock that shall be converted or for dividends on any Common Stock that shall be issuable upon the conversion of such shares, but all dividends accrued and unpaid on any shares of Series D Stock up to the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holder, and no dividend shall be paid upon any shares of any class of stock or series thereof ranking junior to the shares until such debt shall be paid or sufficient funds set aside for the payment thereof.

            (b) The surrender of any shares of Series D Stock for conversion shall be made by the holder thereof to the Corporation at the office of any Transfer Agent of the Common Stock, and such holder shall give written notice to the Corporation at said office that he elects to convert such shares in accordance with the provisions thereof and of this paragraph (5). Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable on such conversion shall be issued. Subject to the provisions of subparagraph (a) of this paragraph (5), every such notice of election to convert shall constitute a contract between the holder of such shares of Series D Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares and to release the Corporation from all obligation thereon, and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of its obligation thereon shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

            As soon as practicable after the receipt of such notice and the shares of Series D Stock, the Corporation shall issue and shall deliver at said office to the person for whose account such shares were so surrendered, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subparagraph (e) of the paragraph (5), together with a certificate or certificates representing shares of Series D Stock, if any, which are not to be converted, but which constituted part of the shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the shares of Series D Stock, and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

            (c) The basic Conversion Rate shall be 2.7428 shares of Common Stock for each share of Series D Stock surrendered for conversion.

            (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

          (A) In case the Corporation shall at any time after April 24, 1990 (the “Base Date”) (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of its capital stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series D Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares of Series D Stock been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Series D Stock converted between such record date and the date of the happening of any such event.

          (B) In case the Corporation shall at any time after the Base Date (i) issue rights or warrants to the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock, or (ii) issue shares of its Common Stock in connection with any stockholder dividend reinvestment program or any employee stock ownership plan or trust (ESOP or ESOT) (but not in connection with any employee stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code or any similar such section as may hereafter be enacted), at a price per share less than the current market price per share of Common Stock (as defined in subsection (d) (E) of the paragraph (5)) at the record date mentioned below, the number of shares of Common Stock into which each share of Series D Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants or shares plus the number of additional shares of Common Stock offered for subscription or purchase or issued, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants or shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered or issued would purchase at such current market price (as defined in subsection (d) (E) of this paragraph (5)). Such adjustment shall be made whenever such rights or warrants or shares are issued, but shall also be effective retroactively as to shares of Series D Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

          (C) In case the Corporation shall at any time after the Base Date distribute to the holders of its Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection (d) (B) of this paragraph (5), then in each such case the number of shares of Common Stock into which each share of Series D Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subsection (d) (E) of this paragraph (5)) on the date of such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of

Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Common Stock. Such adjustment shall be made whenever any such distribution is made, but shall also be effective retroactively as to the shares of the Series D Stock converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

          (D) In case of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in case of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration ) of all or substantially all of the property or assets of the Corporation to another corporation, or in case of any reorganization of the Corporation, the holder of each share of Series D Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and properties which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted his or her shares of Series D Stock into Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such case, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the Series D Stock shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other securities or property deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Series D Stock, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (d) (D) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

          (E) For the purpose of any computation under subsections (d) (B) and (d) (C) of this paragraph (5), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 10 consecutive business days immediately prior to the day in question. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm selected from time to time by the Corporation for that purpose.

          (F) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Rate; provided, however, that any adjustments which by reason of this subsection (d) (F) are not required to be, and are not, made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (d) (F) shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (G) Whenever the Conversion Rate shall be adjusted as provided in this paragraph (5), the Corporation shall forthwith file with the Transfer Agents of the Corporation’s Common Stock a statement signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer stating the adjusted Conversion Rate determined as provided herein. Such statement shall show in detail the facts requiring such adjustment. Whenever the Conversion Rate is to be adjusted, the Corporation shall cause a notice stating the adjustment and the new Conversion Rate to be mailed to each holder of record of shares of Series D Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarterly period during which the facts requiring such adjustment occurred, but in any event within 60 days of the end of such quarter.

            (e) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series D Stock. If more than one share of Series D Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares of Series D Stock results in a fraction, an amount equal to such fraction multiplied by the closing price (determined as provided in the last sentence of subsection (d) (E) of this paragraph (5)) of the Common Stock on the last business day before the date of conversion shall be paid to such holder in cash by the Corporation.

            (f) If any share of Series D Stock shall be called for redemption, the right to convert such share shall terminate and expire at the close of business on the business day next preceding the date fixed for said redemption.

            (g) The issue of stock certificates on conversion of shares of Series D Stock shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares of Series D Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            (h) If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of paragraph (5) are not strictly applicable or, if strictly applicable, would not fairly protect the conversion rights of the Series D Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

            (i) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the Series D Stock.

            (j) Shares of Series D Stock converted shall not be reissued as shares of Series D Stock but shall assume the status of authorized but unissued shares of preferred stock, no par value, of the Corporation.

            (k) For the purposes of this paragraph (5):

      (a) “Conversion Rate” at any time shall mean the amount of Common Stock of the Corporation into which at such time one share of Series D Stock shall be convertible in accordance with the provisions of this paragraph (5).

      (b) “Common Stock” shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage. In case by reason of the operation of subsection (d) (D) of this paragraph (5) the shares of Series D Stock shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of the shares of Series D Stock pursuant to this paragraph (5) shall be deemed to refer to and include the conversion of shares of Series D Stock into such other shares of stock or other securities or property.

   (6) Amendment. In addition to any other approvals or consents required by this Certificate of Incorporation, as amended, or required by the laws of the State of Delaware, the Board of Directors of the Corporation shall not, without the consent of the holders of record of at least two-thirds (2/3) of the shares of Series D Stock at the time outstanding, given by affirmative vote at a special meeting called for that purpose, adopt an amendment to the Certificate of Incorporation altering materially any provisions of the Series D Stock.

   Section 4. Common Stock. The express terms and provisions of the Common Stock are as follows:

   At all meetings of the stockholders of the Corporation, the holders of shares of Common Stock shall be entitled to one vote per share. The holders of shares of Common Stock shall, except as herein otherwise provided, have such other rights and privileges as are expressly provided by law.

     Section 5. Preemptive Rights. No holder of shares of authorized stock shall have preemptive rights or shall otherwise be entitled, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of any class, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

     Section 6. Cumulative Voting. No holder of shares of authorized stock shall have the right to vote cumulatively in the election of directors.

     Section 7. Consent of Stockholders in lieu of Meeting. Any action which may be taken at an annual or special meeting of the holders of stock of the Corporation, of any class or series, may be taken without a meeting, without prior notice and without a vote, but only if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the Corporation entitled to vote on the action and shall be delivered to the Corporation at its principal place of business or to the officer of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     Section 8. Adoption, Amendment or Repeal of Bylaws. The directors of the Corporation shall have the power to adopt, amend, or repeal Bylaws. This power shall not, however, divest the stockholders of their power to adopt, amend or repeal Bylaws.

ARTICLE V
REPURCHASE OF STOCK

     The Corporation, upon authorization of its Board of Directors, may, subject to the express terms of any class of its stock outstanding at any time, purchase stock of any class issued by it.

ARTICLE VI
LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 174) or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE VI that increases the exposure of directors to personal liability shall be prospective only and will not apply to any action or failure to act by directors prior to such repeal or modification.

ARTICLE VII
INDEMNIFICATION; ADVANCEMENT OF EXPENSES

     The Corporation shall indemnify, to the fullest extent expressly authorized by Section 145 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 145), as amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action or suit by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. The Corporation, to the fullest extent expressly authorized by Section 145 of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 145), as amended from time to time, shall also pay, in advance of the final disposition of a civil or criminal action, suit or proceeding, the expenses incurred by a director or officer in defending such action, suit or proceeding. The indemnification and advancement of expenses provided by this ARTICLE VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, insurance or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

ARTICLE VIII
FAIR MINIMUM PRICE OR HIGHER VOTE PROVISIONS

     Section 1. Unless the conditions set forth in clauses (a) through (e) of this Section 1 are satisfied, the affirmative vote of the holders of at least 85% of all shares of the Corporation entitled to vote in elections of directors (the “Voting Stock”), considered for the purposes of this ARTICLE VIII as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other person (as hereinafter defined) if, as of the record date for the determination of stock holders entitled to notice thereof and to vote thereon, the other person is an interested stockholder (as hereinafter defined). The 85% voting requirement set forth in the foregoing sentence shall not be applicable if:

          (a) Price – Common Stock. The cash or fair market value of other consideration to be received per share by holders of shares of Common Stock in the business combination is not less than an amount equal to (A) the higher of (i) the highest per share price, including commissions, paid by the interested stockholder within the 18 months preceding the last purchase by the interested stockholder in acquiring any of its holdings of Common Stock or (ii) the highest sales price per share at which Common Stock was traded on the market during the 18 months preceding the last purchase by the interested stockholder, plus (B) the aggregate amount, if any, by which 10% per annum of such per share price exceeds the aggregate amount per share of all cash dividends paid on the Common Stock since the date on which the interested stockholder became an interested stockholder;

          (b) Price – Preferred Stock. The cash or fair market value of other consideration to be received per share by holders of shares of any series of outstanding preferred stock of the Corporation (including Par Preferred Stock and No Par Preferred Stock) in the business combination is not less than an amount equal to (A) the higher of (i) the highest per share price, including commissions, paid by the interested stockholder within the 18 months preceding the last purchase by the interested stockholder in acquiring any of its holdings of such series of preferred stock, (ii) the amount per share of the liquidation preference for such series of preferred stock or (iii) the highest sales price per share at which shares of such series of preferred stock were traded on the market during the 18 months preceding the last purchase by the interested stockholder, plus (B) the aggregate amount per share of all accrued and unpaid dividends through the first dividend payment date following the business combination;

          (c) Continuing Directors; No Acquisition of Additional Shares. After the interested stockholder has become an interested stockholder and prior to the consummation of the business combination: (A) the interested stockholder shall have taken steps to ensure that the Corporation’s Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the holders of Voting Stock not affiliated with the interested stockholder (with a continuing director to occupy any resulting fractional board position); (B) the interested stockholder shall not have acquired any newly issued securities, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to the interested stockholder becoming an interested stockholder or as a result of a pro-rata stock dividend or stock split); and (C) the interested stockholder shall not have acquired any additional outstanding Voting Stock or securities convertible into Voting Stock except as a part of the transaction that resulted in the interested stockholder becoming an interested stockholder;

          (d) No Benefit from the Corporation. The interested stockholder shall not have (A) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, sales, leases, mortgages or other dispositions of property, or other financial assistance or tax credits, provided by the Corporation or (B) made any major change in the Corporation’s business or equity capital structure without, in either case, the approval of at least a majority of all directors and at least two-thirds of the continuing directors prior to the consummation of the business combination; and

          (e) Proxy Statement. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall have been mailed to all stockholders of the Corporation entitled to vote thereon for the purpose of soliciting their approval of the proposed business combination and shall have set forth at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination that the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or unfairness) of the terms of the business combination, from the point of view of the stockholders of the Corporation other than the interested stockholder (the investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of the opinion).

     Section 2. As used in this ARTICLE VIII:

          (a) the term “business combination” shall have the meaning given to it by Section 203(c)(3) of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 203(c)(3)), as amended from time to time;

          (b) the term “continuing director” shall mean either a person who was a member of the Board of Directors of the Corporation elected by the stockholders prior to the time when the interested stockholder acquired in excess of 5% of the Voting Stock, considered for the purposes of this ARTICLE VIII as one class, or a person recommended to succeed a continuing director by a majority of the continuing directors; and

          (c) the term “interested stockholder” shall have the meaning given to it by Section 203(c)(5) of the General Corporation Law of Delaware (or any provision of Delaware law that replaces Section 203(c)(5)), as amended from time to time.

          (d) for the purposes of subparagraphs (1)(a) and (b) of this ARTICLE VIII, the term “other consideration” shall mean Common Stock or preferred stock of the Corporation retained by its existing stockholders (other than the interested stockholder) in the event of a business combination with the interested stockholder in which the corporation is the surviving corporation.

          (e) the term “person” shall mean any individual, corporation, partnership, unincorporated association or other entity.

     (3) A majority of the continuing directors shall have the power and duty to determine for the purposes of this ARTICLE VIII, on the basis of information known to them, whether a person is an interested stockholder.

     (4) No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this ARTICLE VIII unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 85% of the Voting Stock, considered for the purposes of this ARTICLE VIII as one class, except that this paragraph (4) shall not apply to, and the 85% vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by the Board of Directors of the Corporation if the recommendation has been approved by at least a majority of all of the directors and by at least two-thirds of the continuing directors.

     (5) Nothing contained in this ARTICLE VII shall be construed to relieve any other entity from any fiduciary obligation imposed by law.